Exhibit 99.1

Investor Release

Investor Contact: Brett Pollack

Email: Brett.Pollack@qlik.com

Phone: 646-561-0906

Media Contact: Maria Scurry

Email: Maria.Scurry@qlik.com

Phone: 617-658-5317

Qlik Announces Strong First Quarter 2016 Financial Results

•	First quarter total revenue of $138.0 million increases 15% year-over-year; 18% in constant currency

RADNOR, Pennsylvania – April 28, 2016 - Qlik (NASDAQ: QLIK), a leader in visual analytics, today announced financial results for the first quarter ended March 31, 2016.

Lars Björk, Chief Executive Officer of Qlik, stated, “We are pleased with our performance in the first quarter. Our balanced business model and continued momentum with Qlik Sense® enabled us to deliver total revenue and non-GAAP operating results that exceeded the high-end of our first quarter guidance ranges. We are capitalizing on our growing market opportunity and the rising awareness for analytics and self-service visualization across all the customer segments we serve.”

Financial Highlights for the First Quarter Ended March 31, 2016

•	Total revenue for the first quarter of 2016 was $138.0 million, an increase of 15% from $120.3 million for the first quarter of 2015. On a constant currency basis, total revenue increased 18% as compared to the first quarter of 2015. License revenue for the first quarter of 2016 was $59.8 million, an increase of 9% from $54.8 million for the first quarter of 2015. On a constant currency basis, license revenue increased 12% as compared to the first quarter of 2015.

•	GAAP loss from operations for the first quarter of 2016 was ($24.8) million, compared to a GAAP loss from operations of ($24.1) million for the first quarter of 2015. GAAP net loss was ($27.0) million for the first quarter of 2016, or ($0.29) per diluted common share, compared to a GAAP net loss of ($30.3) million, or ($0.33) per diluted common share, for the first quarter of 2015.

•	Non-GAAP loss from operations was ($12.3) million for the first quarter of 2016, compared to a non-GAAP loss from operations of ($13.5) million for the first quarter of 2015. Non-GAAP net loss was ($8.3) million for the first quarter of 2016, or ($0.09) per diluted common share, compared to a non-GAAP net loss of ($8.5) million, or ($0.09) per diluted common share, for the first quarter of 2015.

•	Cash and cash equivalents as of March 31, 2016 were $370.0 million compared to $320.1 million at December 31, 2015. Net cash provided by operating activities was $41.7 million for the first quarter of 2016, as compared to $36.0 million for the first quarter of 2015.

Operating Highlights

•	For the first quarter of 2016, on a constant currency basis, total revenue in the Americas increased 21% over the prior year period, total revenue from Europe increased 11% over the prior year period, and total revenue from Rest of World increased 36% over the prior year period.

•	Added key new customers during the quarter including the Australian Department of Employment, Dealogic, ENN (China) Gas Investment Co., Ltd., The Hong Kong Polytechnic University, HPM Building Supply, iCare, Nissan Motor India, and SunKist Growers.

•	Expanded numerous customer engagements globally including Albany Medical Center, Bajaj Auto Ltd, Blue Coat, Bpifrance Financement, Context Rovisons Ltd, CRH Nederland B.V., Dentsu Aegis Network A/S, Egis Parking Services B.V., Evolution Mining, Fraser & Neave, Gn Resound A/S, Helsingborgs stad, Holcim AG, Integrated Device Technologies, Jefferson Health System, KEHA-keskus, Kesko Oyj, Lenovo, Mahindra & Mahindra Group, Melbourne Health, Ministério do Planejamento, Nelson Education, Polycom, Pricewaterhouse Coopers, Queensland Audit Office, Queensland Health, Recommind, REXEL France SAS, Saint-Gobain Information Systems GmbH, Samsung Electronics, SCI Group, SIG Information Technology GmbH Rechnungsprüfung, SPX Corporation, State Automotive Mutual, Terra Technology, Tv 2 AS, UW Health, Vancouver International Airport, Water Corporation, and Wastequip.

•	Completed 98 deals with license and first year maintenance over $100,000 in the first quarter of 2016, including 30 deals over $250,000 and 5 deals over $1 million, compared to 88 deals over $100,000, including 17 deals over $250,000 and 3 deals over $1 million in the prior year period.

•	Generated 74% of license and first year maintenance billings from existing customers in the first quarter of 2016, compared to 66% in the prior year period.

•	Generated 63% of license and first year maintenance billings from our indirect partner channel and 37% from our direct channel in the first quarter of 2016, compared to 65% from our indirect partner channel and 35% from our direct channel in the prior year period.

Business Outlook

Based on information available as of April 28, 2016, Qlik anticipates total revenue growth of 15% to 17% on a reported and constant currency basis for the full year 2016. Qlik is issuing guidance for the second quarter and full year 2016 as follows:

in millions, except for per share data	Guidance Range Q2 2016		Year-Over-Year Projected Revenue Growth Rate		Year-Over-Year Projected Revenue Growth Rate on a Constant Currency Basis[1]
	Low End	High End	Low End	High End	Low End	High End
Total revenue	$164.0	$168.0	12%	15%	13%	16%
Non-GAAP income from operations[2]	$2.0	$5.0
Non-GAAP income per diluted common share[2,3]	$0.01	$0.03
	Guidance Range Full Year 2016		Year-Over-Year Projected Revenue Growth Rate		Year-Over-Year Projected Revenue Growth Rate on a Constant Currency Basis[1]
	Low End	High End	Low End	High End	Low End	High End
Total revenue	$704.0	$714.0	15%	17%	15%	17%
Non-GAAP income from operations[2]	$57.0	$61.0
Non-GAAP income per diluted common share[2,3]	$0.42	$0.45

[1]	To determine projected revenue growth rates on a constant currency basis for second quarter and full year 2016, expected revenue from entities reporting in foreign currencies was translated into U.S. dollars using the comparable prior year period’s monthly average foreign currency exchange rates.
[2]	Expectations of non-GAAP income from operations and non-GAAP income per diluted common share exclude stock-based compensation expense, employer payroll taxes on stock transactions, amortization of intangible assets, non-routine corporate governance and shareholder matters, and contingent consideration adjustments.
[3]	Assumes an estimated long-term effective tax rate of 30% and diluted weighted average shares outstanding of approximately 96 million.

Qlik’s expectations of total revenue, non-GAAP income from operations and non-GAAP income per diluted common share for the second quarter and full year 2016 assume that foreign currency exchange rates for the second quarter and full year 2016 will approximate current exchange rates. This Business Outlook is directional guidance only as foreign currency exchange rate fluctuations and changes in the mix of domestic and international revenue and expenses can impact our results.

Qlik currently intends to publish, in each quarterly earnings release, certain expectations with respect to future financial performance. Those statements, including the guidance provided above, are forward looking, and actual results may differ materially.

Conference Call and Webcast Information

Qlik will host a conference call on Thursday, April 28, 2016 at 5:00 p.m. Eastern Time (ET) to discuss the company’s first quarter financial results and its business outlook. To access this call, dial (877) 312-5507 (domestic) or (253) 237-1134 (international). The conference ID is 74304880. The presentation will be webcast live and available under the “Events & Presentations” section on Qlik’s investor relations website at http://investor.qlik.com/. Following the conference call, a replay will be available until May 1, 2016 at (855) 859-2056 (domestic) or (404) 537-3406 (international). The replay pass code is 74304880. An archived webcast of this conference call will also be available under the “Events & Presentations” section on Qlik’s investor relations website at http://investor.qlik.com/.

Non-GAAP Financial Measures

To supplement the consolidated financial statements presented in accordance with generally accepted accounting principles in the United States, or GAAP, Qlik uses measures of non-GAAP income (loss) from operations, non-GAAP net income (loss), non-GAAP net income (loss) per basic and diluted common share, non-GAAP revenue and constant currency. A reconciliation of these non-GAAP financial measures to the closest GAAP financial measure is presented in the financial tables below under the headings “Reconciliation of Non-GAAP Measures to GAAP”, “Reconciliation of Non-GAAP Revenue to GAAP Revenue” and “Reconciliation of Year-Over-Year Projected Revenue Growth Rate to Year-Over-Year Projected Revenue Growth Rate on a Constant Currency Basis.” Qlik believes that the non-GAAP financial information provided in this release can assist investors in understanding and assessing Qlik’s on-going core operations and prospects for the future and provides an additional tool for investors to use in comparing Qlik’s financial results with other companies in Qlik’s industry, many of which present similar non-GAAP financial measures to investors. In addition, Qlik believes that these non-GAAP financial measures are useful to investors because they allow for greater transparency into the indicators used by management as a basis for its internal budgeting and operational decision making.

For the three months ended March 31, 2016 and 2015, non-GAAP loss from operations is determined by taking GAAP loss from operations and adding back stock-based compensation expense, employer payroll taxes on stock transactions, amortization of intangible assets, non-routine corporate governance and shareholder matters and contingent consideration adjustments. Non-GAAP net loss is determined by taking GAAP loss before income taxes and adding back stock-based compensation expense, employer payroll taxes on stock transactions, amortization of intangible assets, non-routine corporate governance and shareholder matters and contingent consideration adjustments and the result is tax affected at an estimated long-term effective tax rate of 30%. Qlik believes that the effective tax rate used in the non-GAAP net loss and related loss per diluted common share calculations are reasonable estimates of the long-term normalized effective tax rate under its global structure. Qlik believes these adjustments provide useful information to both management and investors due to the following factors:

•	Stock-based compensation. Although stock-based compensation is an important aspect of the compensation of Qlik’s employees and executives, determining the fair value of the stock-based instruments involves a high degree of judgment and estimation and the expense recorded may bear little resemblance to the actual value realized upon the future exercise or termination of the related stock-based awards. Furthermore, unlike cash compensation, the value of stock-based compensation is determined using a complex formula that incorporates factors, such as market volatility, that are beyond Qlik’s control. Management believes it is useful to exclude stock-based compensation in order to better understand the long-term performance of Qlik’s core business and to facilitate comparison of its results to those of peer companies.

•	Employer payroll taxes on stock transactions. The amount of employer payroll taxes on stock transactions is dependent on Qlik’s stock price and other factors that are beyond Qlik’s control and do not correlate to the operation of its business.

•	Amortization of intangible assets. A portion of the purchase price of Qlik’s acquisitions is generally allocated to intangible assets, such as intellectual property, and is subject to amortization. However, Qlik does not acquire businesses on a predictable cycle. Additionally, the amount of an acquisition’s purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition. Therefore, management believes that the presentation of non-GAAP financial measures that adjust for the amortization of intangible assets provides investors and others with a consistent basis for comparison across accounting periods.

•	Non-routine corporate governance and shareholder matters. Beginning in the first quarter of 2016, Qlik began incurring professional services fees related to non-routine corporate governance and shareholder matters. Management believes these fees are not representative of its on-going operating costs.

•	Contingent consideration adjustment. Qlik periodically enters into business combinations which may contain contingent consideration arrangements. At each reporting date, management remeasures these contingent consideration liabilities at fair value until the contingencies are resolved. Management believes that these costs are generally non-recurring and do not correlate to the ongoing operation of its business.

To determine the revenue growth rates on a constant currency basis for the three months ended March 31, 2016, revenue from entities reporting in foreign currencies was translated into U.S. dollars using the comparable prior year period’s monthly average foreign currency exchange rates. Qlik reports results in U.S. dollars but does business on a global basis in multiple currencies. Exchange rate fluctuations affect the U.S.

dollar value of foreign currency revenue and expenses and may have a significant effect on reported results. The discussion of Qlik’s financial results in this release includes comparisons with the prior year period in constant currency terms. Management believes this information facilitates comparison of underlying results over time.

This press release includes forward-looking non-GAAP financial measures under the heading “Business Outlook”. These non-GAAP financial measures were determined by excluding stock-based compensation expense, employer payroll taxes on stock transactions, amortization of intangible assets, non-routine corporate governance and shareholder matters, and contingent consideration adjustments and assuming an estimated long-term effective tax rate of 30%. We are unable to reconcile this non-GAAP guidance to GAAP because it is difficult to predict the future impact of these adjustments. In addition, these forward-looking non-GAAP financial measures assume that foreign currency exchange rates for the second quarter and full year 2016 will approximate current foreign currency exchange rates. In addition, Qlik’s expectations of year-over-year projected revenue growth rates on a constant currency basis for the second quarter and full year 2016 assume that expected revenue from entities reporting in foreign currencies are translated into U.S. dollars using the comparable prior year period’s monthly average foreign currency exchange rates.

The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant elements that are required by GAAP to be recorded in Qlik’s consolidated financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management in determining these non-GAAP financial measures. In order to compensate for these limitations, management of Qlik presents its non-GAAP financial measures in connection with its GAAP results. Investors are encouraged to review the reconciliation of our non-GAAP financial measures to their most directly comparable GAAP financial measures. As previously mentioned, a reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided below.

About Qlik

Qlik (NASDAQ: QLIK) is a leader in visual analytics. Its portfolio of products meets customers’ growing needs from reporting and self-service visual analysis to guided, embedded and custom analytics. Approximately 39,000 customers rely on Qlik solutions to gain meaning out of information from varied sources, exploring the hidden relationships within data that lead to insights that ignite good ideas. Headquartered in Radnor, Pennsylvania, Qlik has offices around the world with more than 1,700 partners covering more than 100 countries.

Safe Harbor for Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to, the guidance provided under the heading “Business Outlook” above, statements regarding the value and effectiveness of Qlik’s products, the introduction of product enhancements or additional products and Qlik’s growth, expansion and market leadership, that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause Qlik’s results to differ materially from those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “predicts,” “plan,” “expects,” “focus,” “anticipates,” “believes,” “goal,” “target,” “estimate,” “potential,” “may,” “will,” “might,” “momentum,” “can,” “could,” “see,” “seek,” “forecast,” and similar words. Qlik intends all such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected in such statements due to various factors, including but not limited to: risks and uncertainties inherent in Qlik’s business; Qlik’s ability to attract new customers and retain existing customers; Qlik’s ability to effectively sell, service and support its products; Qlik’s ability to adapt to changing licensing and go to market business models; Qlik’s ability to manage its international operations; Qlik’s ability to compete effectively; Qlik’s ability to develop and introduce new products and add-ons or enhancements to existing products; Qlik’s ability to continue to promote and maintain its brand in a cost-effective manner; Qlik’s ability to manage growth; Qlik’s ability to attract and retain key personnel; currency fluctuations that affect Qlik’s revenues and costs; Qlik’s ability to successfully integrate acquisitions into its business; the scope and validity of intellectual property rights applicable to Qlik’s products; adverse economic conditions in general and adverse economic conditions specifically affecting the markets in which Qlik operates; and other risks more fully described in Qlik’s publicly available filings with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Qlik’s views as of the date of this press release. Any statements regarding Qlik’s products are intended to outline its general product direction and should not be relied on in making a purchase decision, as the development, release, and timing of any features and functionality remains at Qlik’s sole discretion. Qlik anticipates that subsequent events and developments will cause its views to change. Qlik undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Qlik’s views as of any date subsequent to the date of this press release.

© 2016 QlikTech International AB. All rights reserved. Qlik®, Qlik Sense®, QlikView®, QlikTech®, Qlik® Cloud, Qlik® DataMarket, Qlik® Analytics Platform and the QlikTech logos are trademarks of QlikTech International AB which have been registered in multiple countries. Other marks and logos mentioned herein are trademarks or registered trademarks of their respective owners.

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Qlik Technologies Inc.

Consolidated Statements of Operations

(in thousands, except for share and per share data)

	Three Months Ended March 31,
	2016	2015
	(unaudited)
Revenue:
License revenue	$59,833	$54,807
Maintenance revenue	63,601	52,670
Professional services revenue	14,596	12,787

Total revenue	138,030	120,264

Cost of revenue:
License revenue	1,512	1,972
Maintenance revenue	3,873	3,258
Professional services revenue	17,387	15,911

Total cost of revenue	22,772	21,141

Gross profit	115,258	99,123

Operating expenses:
Sales and marketing	88,528	76,641
Research and development	22,210	17,395
General and administrative	29,341	29,174

Total operating expenses	140,079	123,210

Loss from operations	(24,821)	(24,087)

Other income, net:
Interest income, net	61	30
Foreign exchange gain, net	343	1,395

Total other income, net	404	1,425

Loss before income taxes	(24,417)	(22,662)

Income tax expense	(2,597)	(7,658)

Net loss	$(27,014)	$(30,320)

Net loss per common share
Basic and diluted	$(0.29)	$(0.33)

Weighted average number of common shares outstanding
Basic and diluted	93,431,206	90,999,316

Stock-based compensation expense for the three months ended March 31, 2016 and 2015 is included in the unaudited Consolidated Statements of Operations as follows (in thousands):

	Three Months Ended March 31,
	2016	2015
	(unaudited)
Cost of revenue	$874	$1,025
Sales and marketing	4,979	4,670
Research and development	1,121	956
General and administrative	3,410	2,746

	$10,384	$9,397

Qlik Technologies Inc.

Reconciliation of non-GAAP Measures to GAAP

(in thousands, except share and per share data)

	Three Months Ended March 31,
	2016	2015
	(unaudited)
Reconciliation of non-GAAP loss from operations:
GAAP loss from operations	$(24,821)	$(24,087)
Stock-based compensation expense	10,384	9,397
Employer payroll taxes on stock transactions	756	142
Amortization of intangible assets	936	905
Non-routine corporate governance and shareholder matters	382	—
Contingent consideration adjustments	70	106

Non-GAAP loss from operations	$(12,293)	$(13,537)

Non-GAAP loss from operations as a percentage of total revenue	-8.9%	-11.3%
GAAP loss from operations as a percentage of total revenue	-18.0%	-20.0%

Reconciliation of non-GAAP net loss:
GAAP net loss	$(27,014)	$(30,320)
Stock-based compensation expense	10,384	9,397
Employer payroll taxes on stock transactions	756	142
Amortization of intangible assets	936	905
Non-routine corporate governance and shareholder matters	382	—
Contingent consideration adjustments	70	106
Income tax adjustment*	6,164	11,292

Non-GAAP net loss	$(8,322)	$(8,478)

Non-GAAP net loss per common share - basic and diluted	$(0.09)	$(0.09)

GAAP net loss per common share - basic and diluted	$(0.29)	$(0.33)

Weighted average number of common shares outstanding - basic and diluted	93,431,206	90,999,316

*	Income tax adjustment is used to adjust GAAP income tax expense to a non-GAAP income tax benefit utilizing an estimated long-term effective tax rate of 30%.

Qlik Technologies Inc.

Reconciliation of non-GAAP Revenue to GAAP Revenue

(in thousands)

	Three Months Ended March 31,
	2016	2015	% change
	(unaudited)
Constant currency reconciliation:
Total revenue, as reported	$138,030	$120,264	15%
Estimated impact of foreign currency fluctuations			3%

Total revenue constant currency growth rate			18%

	Three Months Ended March 31,
	2016	2015	% change
	(unaudited)
Constant currency reconciliation:
License revenue, as reported	$59,833	$54,807	9%
Estimated impact of foreign currency fluctuations			3%

License revenue constant currency growth rate			12%

	Three Months Ended March 31,
	2016	2015	% change
	(unaudited)
Constant currency reconciliation:
Maintenance revenue, as reported	$63,601	$52,670	21%
Estimated impact of foreign currency fluctuations			3%

Maintenance revenue constant currency growth rate			24%

	Three Months Ended March 31,
	2016	2015	% change
	(unaudited)
Constant currency reconciliation:
Professional Services revenue, as reported	$14,596	$12,787	14%
Estimated impact of foreign currency fluctuations			2%

Professional services revenue constant currency growth rate			16%

	Three Months Ended March 31,
	2016	2015	% change
	(unaudited)
Constant currency reconciliation:
Americas revenue, as reported	$50,685	$42,867	18%
Estimated impact of foreign currency fluctuations			3%

Americas revenue constant currency growth rate			21%

	Three Months Ended March 31,
	2016	2015	% change
	(unaudited)
Constant currency reconciliation:
Europe revenue, as reported	$68,372	$63,017	8%
Estimated impact of foreign currency fluctuations			3%

Europe revenue constant currency growth rate			11%

	Three Months Ended March 31,
	2016	2015	% change
	(unaudited)
Constant currency reconciliation:
Rest of World revenue, as reported	$18,973	$14,380	32%
Estimated impact of foreign currency fluctuations			4%

Rest of World revenue constant currency growth rate			36%

Qlik Technologies Inc.

Consolidated Balance Sheets

(in thousands)

	March 31, 2016	December 31, 2015

	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$369,950	$320,058
Accounts receivable, net	144,628	236,717
Prepaid expenses and other current assets	25,592	17,740

Total current assets	540,170	574,515

Property and equipment, net	30,753	31,404
Intangible assets, net	13,755	14,316
Goodwill	38,310	37,366
Deferred income taxes	4,950	5,252
Deposits and other noncurrent assets	3,621	3,743

Total assets	$631,559	$666,596

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$6,558	$6,785
Deferred revenue	168,188	172,121
Accrued payroll and other related costs	48,774	63,108
Accrued expenses	39,606	43,317

Total current liabilities	263,126	285,331

Long-term liabilities:
Deferred revenue	8,336	8,290
Deferred income taxes	2,048	2,048
Other long-term liabilities	7,966	9,132

Total liabilities	281,476	304,801

Commitments and contingencies

Stockholders’ equity:
Common stock	9	9
Additional paid-in-capital	436,203	419,262
Accumulated deficit	(85,099)	(58,085)
Accumulated other comprehensive income (loss)	(1,030)	609

Total stockholders’ equity	350,083	361,795

Total liabilities and stockholders’ equity	$631,559	$666,596

Qlik Technologies Inc.

Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended March 31,
	2016	2015
	(unaudited)
Cash flows from operating activities
Net loss	$(27,014)	$(30,320)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	4,267	3,359
Stock-based compensation expense	10,384	9,397
Excess tax benefit from stock-based compensation	(1,806)	(6,570)
Unrealized foreign currency (gain) loss, net	(5,446)	10,422
Other non-cash items	1,305	897
Changes in assets and liabilities
Accounts receivable	93,482	50,709
Prepaid expenses and other assets	(7,334)	(158)
Deferred revenue	(7,011)	10,629
Accounts payable and other liabilities	(19,117)	(12,348)

Net cash provided by operating activities	41,710	36,017

Cash flows from investing activities
Capital expenditures	(2,279)	(2,986)

Net cash used in investing activities	(2,279)	(2,986)

Cash flows from financing activities
Proceeds from exercise of common stock options	4,750	6,843
Excess tax benefit from stock-based compensation	1,806	6,570

Net cash provided by financing activities	6,556	13,413
Effect of exchange rates on cash and cash equivalents	3,905	(9,406)

Net increase in cash and cash equivalents	49,892	37,038
Cash and cash equivalents, beginning of period	320,058	244,018

Cash and cash equivalents, end of period	$369,950	$281,056

Supplemental cash flow information:
Cash paid during the period for income taxes	$1,454	$1,904

Qlik Technologies Inc.

Reconciliation of Year-Over-Year Projected Revenue Growth Rate to

Year-Over-Year Projected Revenue Growth Rate on a Constant Currency Basis

(in thousands)

(unaudited)

	Q2 2016 (guidance)		Q2 2015 as reported	Q2 2016 Year-Over- Year Projected Revenue Growth Rate (low end)	Q2 2016 Year-Over- Year Projected Revenue Growth Rate (high end)
	Low End	High End
Revenue	$164,000	$168,000	$145,829	12%	15%
Estimated impact of foreign currency fluctuations				1%	1%

Estimated constant currency growth rate				13%	16%

	Full Year 2016 (guidance)		Full Year 2015 as reported	Full Year 2016 Year- Over-Year Projected Revenue Growth Rate (low end)	Full Year 2016 Year- Over-Year Projected Revenue Growth Rate (high end)
	Low End	High End
Revenue	$704,000	$714,000	$612,732	15%	17%
Estimated impact of foreign currency fluctuations				0%	0%

Estimated constant currency growth rate				15%	17%

Represents directional guidance only as foreign currency exchange rate fluctuations and changes in the mix of domestic and international revenue can impact our results.